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                                                                     Exhibit 5.1
Morgan, Lewis & Bockius LLP
Counselors at Law

1701 Market Street
Philadelphia, PA 19103-2921
215-963-5000
Fax: 215-963-5001



January 21, 2004

Universal Display Corporation
375 Phillips Boulevard
Ewing, NJ  08618

 Re: Universal Display Corporation
     Registration Statement on Form S-8 Relating to the Equity Compensation Plan
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Ladies and Gentlemen:

We have acted as counsel to Universal Display Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 3,030,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), which may be issued under the Company's Equity Compensation Plan, as amended to date (the "Plan"). We have examined the Plan, the Articles of Incorporation of the Company, as amended to date, the Bylaws of the Company, as amended to date, and such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the genuineness of, and conformity with, the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares, when issued by the Company in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

The opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



/s/ Morgan, Lewis & Bockius LLP